EX-32.1 CERTIFICATION

Exhibit 32.1

February 11, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                The certification set forth below is hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of Net 1 U.E.P.S. Technologies, Inc. (“Net1”) for the quarter ended December 31, 2004 (the “Report”).

                The undersigned, the Chief Executive Officer and Chairman of the Board of Net1, hereby certifies that, as of the end of the period covered by the Report:

1.	such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

/s/: Serge Belamant
Name: Serge Belamant
Chief Executive Officer and Chairman
of the Board